FRESHWATER TECHNOLOGIES INC.

Employment Agreement
FOR
Chief Financial Officer

Dear Mr. Robertson:

The following employment agreement between FreshWater Technologies Inc.( The Company) and Brian Robertson outlines the terms of your contract as Chief Financial Officer (CF0) of the Company.

1.Position

You will be appointed as CFO of the Company.

2. Term

The appointment shall be for a term of thirty-six months ( three years) commencing on January 1, 2006.

3. Compensation

(a)

Initial 6 month compensation to be invoiced by you to the Company at the rate of $ 5,000 USD per month for the period beginning January 1, 2006 and ending June 30, 2006. Beginning July 1, 2006, the monthly compensation rate to be invoiced will be $ 3,000 USD for a twelve month period ending June 30, 2007 with annual compensation of $ 36,000 USD. The compensation rate will be reviewed annually by the Board of Directors with the first review to occur within twelve months of the starting date.

(b)

You will invoice the company periodically for your out of pocket expenses such as travel, meals and entertainment, office supplies and phone/fax and other such expenses directly related to the execution of your duties.

(c)	Non Competition
The Contract will contain the usual provision prohibiting you from competing with the company anywhere in the world for a period of two (2) years from the expiry or termination of your services.
(d)	Duties shall include:
        Day to day financial management of the company
        Preparation of financial reports, forecasts, budgets etc. to ensure effective management and financial reporting.
        Supervision of finance department /bookkeeping functions
        Assure compliance with regulatory authorities
        Liaison with auditors, Board of Directors, investors and financial institutions.

        * Other duties as determined by the Board of Directors.

4.Termination for any reason:

     The Company shall have the right to terminate your contract at any time with a payment of twice your remaining compensation rate at the time of termination. These payments will be in the form of either cash or company stock or any combination thereof as determined by the Board of Directors at that time.

5. Termination by Employee

The Employee shall provide a minimum of two (2) months notice of termination of contract.

Please sign this letter below to indicate your agreement with the above stated terms.

Yours truly

/s/ Max Weissengruber_______________________
Max Weissengruber
President and Director
FreshWater Technologies Inc.

/s/ Dougals Robertson______________________
Douglas Robertson
Secretary and Director

Agreed this 1st day of January, 2006

/s/ D. Brian Robertson_____________________
D. Brian Robertson